Exhibit 99.1

Chino Valley Grants Unanimous Approval of Zoned Properties' Development Plans for 58-Acre Property

SCOTTSDALE, Ariz., Feb. 16, 2016 /PRNewswire/ -- Zoned Properties, Inc. (OTCQX: ZDPY), a strategic real estate development firm whose primary mission is to identify, develop, and manage sophisticated, safe, and sustainable properties in emerging industries, including the licensed medical marijuana industry, announced today that it received unanimous approval from the Town of Chino Valley, Ariz. to develop the entirety of its property over the next five years for use by multiple licensed medical marijuana operators and a variety of other mixed uses.

Bryan McLaren, Chief Executive Officer of Zoned Properties, stated, "We worked closely with town leaders and officials over the past few months to develop a comprehensive plan that will mutually benefit Zoned Properties, our licensed medical marijuana tenant, and the Town of Chino Valley. The unanimous approval by the Town Council demonstrates the efficacy of Zoned Properties' business development strategy and the importance of relationship building within each and every municipality where we develop properties. We have now established the protocol and pathway for construction expansion to begin in Chino Valley."

The company currently leases the Chino Valley property to a single licensed medical marijuana cultivator. The company expects to finalize a letter of intent for expansion with the current tenant by the end of February. The company anticipates that the facility will be expanded from approximately 15,000 square feet to nearly 45,000 square feet of operational space, and that monthly rental revenue will increase from the current $40,000 to above $100,000.

McLaren continued, "We acquired the Chino Valley property based on its inherent value and the opportunity to generate material cash flow by developing and leasing the property. Through our Triple-Set (SSS) design model, the project is set to bring increased value not only to our operating tenant, but also to the local community. In addition to the value we expect to create through long-term, recurring monthly rental payments, we also enjoy the benefits of owning the associated water rights, which were acquired with the property."

Ruth Mayday, Development Services Director for the Town of Chino Valley, stated, "Zoned Properties has been an excellent partner in this project. They actively participated in all of the community meetings, study sessions, and public hearings. Their plan clearly demonstrates Zoned Properties' willingness to work with the community and develop a quality project,"

The company expects to begin construction on an already approved Power Expansion for an additional 3,000 amps of electric service through the local utility company. The company will also begin the process of permitting for the first phase of expansion of new construction, which is expected to commence over the next few months. Cost of the construction is estimated at approximately $950,000 and expected to be completed within six months of the start date.

About Zoned Properties, Inc. (OTCQX: ZDPY):

Zoned Properties, Inc. is a strategic real estate development firm whose primary mission is to identify, develop, and manage sophisticated, safe, and sustainable properties in emerging industries. The Company acquires commercial properties that face unique zoning challenges and identifies solutions that can potentially have a major impact on the cash flow and value generated. Zoned Properties, Inc. targets commercial properties that can be acquired and potentially re-zoned for specific purposes. Zoned Properties does not grow, harvest, sell or distribute cannabis or any substances regulated under United States law such as the Controlled Substances Act.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts included in this press release are forward-looking statements. In some cases, forward-looking statements can be identified by words such as "believe," "expect," "anticipate," "plan," "potential," "continue" or similar expressions. Such forward-looking statements include risks and uncertainties, and there are important factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These factors, risks and uncertainties are discussed in the Company's filings with the Securities and Exchange Commission. Investors should not place any undue reliance on forward-looking statements since they involve known and unknown, uncertainties and other factors which are, in some cases, beyond the Company's control which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects the Company's current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to operations, results of operations, growth strategy and liquidity. The Company assumes no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

Investor Relations

Brett Maas

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Tel (646) 536-7331

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